UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2014

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150 Ann Arbor, MI	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2014, Esperion Therapeutics, Inc. (the “Company”) elected Gilbert S. Omenn, M.D., Ph.D. to the Board of Directors of the Company.  Dr. Omenn was elected as a Class II director and will serve until the Company’s annual meeting of stockholders in 2015 or until his successor is duly elected and qualified, and was also appointed to serve on the Company’s Audit Committee.

Dr. Omenn is currently Professor of Computational Medicine & Bioinformatics, Internal Medicine, Human Genetics and Public Health at the University of Michigan, a position he has held since 1997.  Since 2005 he has been Director of the Center for Computational Medicine and Bioinformatics at the University of Michigan.  From 1997 to 2002, Dr. Omenn served as Chief Executive Officer of the University of Michigan Health System and Executive Vice President of the University of Michigan for Medical Affairs.  Previously, Dr. Omenn was Professor of Medicine and of Environmental Health, and Dean of the School of Public Health and Community Medicine, at the University of Washington.  Dr. Omenn was a member of the intramural program of National Institutes of Health (“NIH”) in the Anfinsen Lab and was a Howard Hughes Investigator with NIH grants spanning four decades.  He currently serves on the Scientific Management Review Board of the NIH and the Community Preventive Services Task Force of the Center for Disease Control (“CDC”).  He served previously on the National Cancer Advisory Board, National Heart, Lung, and Blood Institute Advisory Council, the Society of Fellows for the NIH National Center for Minority Health and Health Disparities, and the Director’s Advisory Committee for the CDC.  Dr. Omenn was a director of Amgen Inc. (NASDAQ: AMGN) from January 1987 to May 2014, serving on the Audit, Corporate Compliance, and Nominating Committees, and a director of Rohm & Haas Co. (now a wholly-owned subsidiary of The Dow Chemical Company (NYSE: DOW)), from May 1987 until March 2009, serving on the Audit, Nominating, and Sustainability Committees.  Dr. Omenn earned his bachelor’s degree summa cum laude from Princeton University, his medical degree magna cum laude from Harvard Medical School, and his Ph.D. in genetics from the University of Washington.  The Company believes that Dr. Omenn is qualified to serve as a director based on his broad experience in the industry in which it operates.

As a non-employee director, Dr. Omenn will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program. There are no arrangements or understandings between Dr. Omenn and any other person pursuant to which Dr. Omenn was selected as a director, and there are no transactions between Dr. Omenn and the Company that would require disclosure under Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2014	Esperion Therapeutics, Inc.

	By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President and Chief Executive Officer